Exhibit 99.1

Genworth Announces Filing Of Prospectus For

Australian Initial Public Offering

Richmond, VA (April 22, 2014) – Genworth Financial, Inc. (NYSE: GNW) announced that a prospectus has been filed with the Australian Securities and Investments Commission by Genworth Mortgage Insurance Australia Limited (“Genworth Australia”), a holding company for Genworth’s Australian mortgage insurance business, for an initial public offering of up to 40 percent of Genworth Australia’s ordinary shares by Genworth Australia.

The net proceeds of the offering (if completed) will be used by Genworth Australia to repay certain intercompany funding arrangements with subsidiaries of Genworth Financial and those funds will then be distributed to Genworth. Assuming the offering is completed, the gross proceeds of the offering (before payment of fees and expenses) are projected to be between approximately US$400 million and US$700 million, based on the total number of ordinary shares offered (i.e., 30-40% of Genworth Australia’s outstanding ordinary shares) and the indicative price range, in each case contained in the prospectus filed today, and on an assumed exchange rate of 0.92 for the Australian dollar, assuming no ordinary shares are designated as “over-allocation shares” and reacquired by Genworth Financial entities as a result of market stabilization activities. Fees and expenses in connection with the offering are currently estimated to range from approximately US$23 million to US$32 million, using the same assumed exchange rate.

The completion of the offering is subject to market conditions and valuation considerations including business performance in Australia, and the amount of the net proceeds to be received by Genworth Australia and Genworth Financial depends on, among other things, the number of shares issued in the offering, the final offering price, the number of ordinary shares designated as over-allocation shares and reacquired by Genworth Financial entities as a result of market stabilization activities (if any), and the amount of commissions and expenses of the offering. Genworth Financial has reserved its right to determine the number of ordinary shares to be issued in the offering, the final offering price and the number of shares to be designated as over-allocation shares, if any, and has also reserved its right to elect to not proceed with the offering.

This press release is not intended for circulation or distribution in Australia and does not constitute a prospectus or an offer to sell, or a solicitation of an offer to buy, any shares in Australia, the United States or any other jurisdiction. A prospectus has been filed with the Australian Securities and Investments Commission. The shares referred to in this press release will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, as well as market conditions and valuation considerations including business performance in Australia affecting the offering. The offering may not be completed due to, among other factors, lack of sufficient investor interest at a price level acceptable to Genworth Financial or at all, and if the offering is completed, the gross proceeds may be less (or more) than the amounts set out above due to, among other factors, the number of shares issued in the offering, the final offering price and the number of ordinary shares designated as over-

allocation shares and reacquired by Genworth Financial entities as a result of market stabilization activities (if any). Furthermore, the amount of the actual fees and expenses in connection with the offering may differ from the estimate above.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a leading Fortune 500 insurance holding company dedicated to helping people secure their financial lives, families and futures. Genworth has leadership positions in offerings that assist consumers in protecting themselves, investing for the future and planning for retirement — including life insurance, long term care insurance, and financial protection coverages — and mortgage insurance that helps consumers achieve home ownership while assisting lenders in managing their risk and capital. Genworth operates through three divisions: U.S. Life Insurance, which includes life insurance, long term care insurance and fixed annuities; Global Mortgage Insurance, containing U.S. Mortgage Insurance and International Mortgage Insurance segments; and the Corporate and Other division, which includes the International Protection and Runoff segments. Products and services are offered through financial intermediaries, advisors, independent distributors and sales specialists. Genworth, headquartered in Richmond, Virginia, traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com. From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com.

SOURCE Genworth Financial, Inc.

Contact Information

Investors:	Amy Corbin, 804 662.2685
amy.corbin@genworth.com

Media:	Al Orendorff, 804 662.2534
alfred.orendorff@genworth.com

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